                                Dohan and Company

                          Certified Public Accountants

                           A proffesional Association
                                 [Letter Head]

                        CONSENT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors
HeavenExpress.com, Inc.
Fort Lauderdale, Florida

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 18, 2001, in Amendment No. 5 to the Registration
Statement (Form SB-2 /A) and related Prospectus of HeavenExpress.com, Inc. for the registration of 274,000 shares of its Common Stock.

/s/ Dohan and Company, P.A., CPA's
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Miami, Florida
April 23, 2001